                                                                    EXHIBIT 99.3


THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Thoughtstar, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Thoughtstar, Inc. (a development stage company) (the "Company") at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 and for the period from inception (February 5, 1997) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ Pricewaterhouse Coopers LLP

Salt Lake City, Utah
May 5, 2000, except for
Note 10, as to which the
date is June 21, 2000

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                     DECEMBER 31,
                                                                 1998          1999
                                                                -------       -------
ASSETS
Current assets:
     Cash                                                       $    10       $    45
     Related party receivables                                        1            --
                                                                -------       -------

         Total current assets                                        11            45

Property and equipment, net                                         151           138
Other assets                                                          4             3
                                                                -------       -------

         Total assets                                           $   166       $   186
                                                                =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable                                           $    15       $   313
     Accrued liabilities                                             29            53
     Deferred revenue                                                --            50
     Note payable, current portion                                   --            44
     Advances from stockholder                                      881           956
                                                                -------       -------

         Total current liabilities                                  925         1,416

Note payable, net of current portion                                 --           186
                                                                -------       -------

         Total liabilities                                          925         1,602
                                                                -------       -------

Commitments (Note 9)

Stockholders' equity (deficit):
     Preferred stock, $0.000001 par value; authorized:
        5,000,000 shares; no shares issued and outstanding           --            --
     Common stock, $0.000001 par value; authorized:
        30,000,000 shares; issued and outstanding:
        8,058,400 and 9,029,600 respectively                         --            --
     Additional paid-in capital                                     158           900
     Deferred stock-based compensation                              (95)         (245)
     Deficit accumulated during the development stage              (822)       (2,071)
                                                                -------       -------

         Total stockholders' equity (deficit)                      (759)       (1,416)
                                                                -------       -------

         Total liabilities and stockholders'
            equity (deficit)                                    $   166       $   186
                                                                =======       =======

   The accompanying notes are an integral part of these financial statements.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                                (FEBRUARY 5,
                                                                1997) THROUGH
                                           DECEMBER 31,          DECEMBER 31,
                                        1998          1999          1999
                                       -------       -------       -------
Operating expenses:
     Sales and marketing               $   111       $   256       $   370
     Research and development              227           300           543
     General and administrative            407           613         1,070
     Stock-based compensation                8            55            63
                                       -------       -------       -------

         Total operating expenses          753         1,224         2,046
                                       -------       -------       -------

Loss from operations                      (753)       (1,224)       (2,046)
Interest expense                            --           (32)          (32)
Other income                                --             7             7
                                       -------       -------       -------

Net loss                               $  (753)      $(1,249)      $(2,071)
                                       =======       =======       =======

   The accompanying notes are an integral part of these financial statements.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                                               DEFICIT
                                                                                                             ACCUMULATED
                                                    COMMON STOCK      ADDITIONAL   DEFERRED       STOCK      DURING THE
                                               ---------------------   PAID-IN    STOCK-BASED  SUBSCRIPTION  DEVELOPMENT
                                                 SHARES      AMOUNT    CAPITAL   COMPENSATION   RECEIVABLE      STAGE       TOTAL
                                               ----------    -------   -------     -------        -----       --------    --------
Common stock issued for cash on
    February 5, 1997 at $0.00067 per share      7,491,600    $    --   $     5                                            $      5
Net loss                                                                                                          (69)         (69)
                                               ----------    -------   -------     -------        -----       --------    --------
Balance at December 31, 1997                    7,491,600         --         5                                    (69)         (64)
Common stock issued for stock
    subscription receivable on September 24,
    1998 at $0.09 per share                       566,800         --        50                      (50)
Repayment of stock subscription
    Receivable                                                                                       50                         50
Deferred stock-based compensation                                          103        (103)
Amortization of deferred stock-based
    Compensation                                                                         8                                       8
Net loss                                                                                                         (753)        (753)

Balance at December 31, 1998                    8,058,400         --       158         (95)                      (822)        (759)
    Common stock issued for cash on
       September 22, 1999 at $1.00 per share      350,000         --       350                                                 350
    Issuance of common stock under
       anti-dilution agreement                    433,200
    Common stock issued for cash on
       November 2, 1999 at $1.00 per share        100,000                  100                                                 100
    Common stock issued for cash on
       December 15, 1999 at $1.00 per share        75,000                   75                                                  75
    Common stock issued as extinguishment
       of note payable on December 16, 1999
       at $1.00 per share                          12,000                   12                                                  12
    Deferred stock-based compensation                                      205        (205)
    Amortization of deferred stock-based
       Compensation                                                                     55                                      55
    Net loss                                                                                                   (1,249)      (1,249)
                                               ----------    -------   -------     -------        -----      --------     --------
Balance at December 31, 1999                    9,028,600    $    --   $   900     $  (245)                  $ (2,071)    $ (1,416)
                                               ==========    =======   =======     =======        =====      ========     ========


The accompanying notes are an integral part of these financial statements.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                PERIOD FROM
                                                                                                 INCEPTION
                                                                                               (FEBRUARY 5,
                                                                                               1997) THROUGH
                                                                           DECEMBER 31,         DECEMBER 31,
                                                                        1998         1999          1999
                                                                      -------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $  (753)     $ (1,249)     $ (2,071)
Adjustments to reconcile net loss to net cash used
    in operating activities:
       Depreciation and amortization                                       38            64           106
       Amortization of deferred stock-based compensation                    8            55            63
       Consulting services performed as payment of related
          party receivable                                                 --             1             1
       Changes in operating assets and liabilities:
          Other assets                                                      7             4            --
          Accounts payable                                                 13           298           313
          Accrued liabilities                                              22            24            53
          Deferred revenue                                                 --            50            50
                                                                      -------      --------      --------
              Net cash used in operating activities                      (665)         (753)       (1,485)
                                                                      -------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                   (99)          (34)         (183)
    Proceeds from related party note receivable                            --             1             1
    Issuance of related party note receivable                              (1)           --            (1)
                                                                      -------      --------      --------
              Net cash used in investing activities                      (100)          (33)         (183)
                                                                      -------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock                                               --           525           530
    Proceeds from advances from stockholder                               692           270         1,107
    Proceeds from stock subscription receivable                            50            --            50
    Repayment of advances from stockholder                                 --          (211)         (211)
    Proceeds from notes payable                                            --           262           262
    Repayment of notes payable                                             --           (21)          (21)
    Payment of financing costs                                             --            (4)           (4)
                                                                      -------      --------      --------
              Net cash provided by financing activities                   742           821         1,713
                                                                      -------      --------      --------

Net increase (decrease) in cash                                           (23)           35            45
Cash at beginning of period                                                33            10            --
                                                                      -------      --------      --------
Cash at end of period                                                 $    10      $     45      $     45
                                                                      =======      ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest                                            $    --      $     31      $     31
                                                                      =======      ========      ========

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
    Issuance of common stock as payment of note payable               $    --      $     12      $     12
                                                                      =======      ========      ========
    Issuance of common stock in exchange for stock
       subscription receivable                                        $    50      $     --      $     50
                                                                      =======      ========      ========
    Sale of property and equipment for related party note
       receivable                                                     $     1      $     --      $      1
                                                                      =======      ========      ========
    Property and equipment advanced by stockholder                    $    28      $     17       $    61
                                                                      =======      ========      ========


The accompanying notes are an integral part of these financial statements.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

1.   ORGANIZATION AND NATURE OF OPERATIONS

Thoughtstar, Inc. (the "Company"), formerly Radio Alive, Inc., supplies e-business collaboration management software that provides organizations with an internet-based, unified content platform that enables them to manage, organize and deliver information in a centralized manner throughout the extended enterprise.

The Company originally incorporated in Utah as Radio Alive, Inc., an S corporation, on February 5, 1997. The Company reincorporated in Delaware as Thoughtstar, Inc., a C corporation, in October 1999. The Company's primary activities to date have involved developing software, planning strategy and obtaining financing.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ENTERPRISE

From the date of inception (February 5, 1997) through December 31, 1999, the Company was a development stage company, as planned principal operations had not yet begun to generate significant revenue. All pre-operating costs have been expensed as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CERTAIN RISKS AND CONCENTRATIONS

The Company maintains substantially all of its cash balances with one major financial institution domiciled in Utah. From time to time, cash balances may exceed the federally insured levels.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Depreciation for leasehold improvements is recorded using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term, generally three years.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of its carrying amount to future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset. Through December 31, 1999, since the time of inception, no impairments have been recorded.

SOFTWARE DEVELOPMENT COSTS

Costs related to research and development of new software products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending when a product is available for general release to customers. Substantially all development costs to date have been incurred prior to establishing a working model. As a result, through December 31, 1999, the Company had not capitalized any software development costs.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

REVENUE RECOGNITION

The Company adopted the provisions of Statement of Position 97-2, or SOP 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2," effective January 1, 1998. SOP 97-2 supersedes Statement of Position 91-1, "Software Revenue Recognition," and delineates the accounting for software license and support and services revenues. Under SOP 97-2, the Company recognizes license revenues upon shipment if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and, if applicable, acceptance criteria have been met. The deferred revenue at December 31, 1999 relates to a single contract where acceptance criteria have not been met.

INCOME TAXES

During the period that the Company operated as an S Corporation, the tax effects of the Company's operations were passed directly to the stockholders of the Company.

Since becoming a C Corporation, income taxes are accounted for using the liability method under which deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 or APB 25, "Accounting for Stock Issued to Employees" and has elected to adopt the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, or SFAS 123, "Accounting for Stock-Based Compensation."

ADVERTISING

The Company expenses advertising costs as incurred. During 1998 and 1999, the Company incurred $11 and $24 of advertising costs, respectively. From the period of inception (February 5, 1997) through December 31, 1999, the Company incurred advertising expense of $36.

SEGMENTS

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, or SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates in one disclosable segment, using one measurement of profitability for its business. All long-lived assets are maintained in Utah.

INTERNAL USE SOFTWARE COSTS

Effective January 1, 1999, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Through December 31, 1999, the only costs required to be capitalized under the provisions of this standard relate to purchased software.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101 or SAB 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenues in financial statements. SAB 101 is effective for the Company beginning April 1, 2000. The Company does not expect this guidance to materially impact the financial statements.

3.   LIQUIDITY

The Company incurred a net loss of $1,249 for the year ended December 31, 1999, bringing the deficit accumulated during the development stage to $2,071 as of December 31, 1999. The Company anticipates

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

that revenues generated from its continuing operations will not be sufficient to fund ongoing operations during the year ending December 31, 2000. As discussed in Note 10, the Company was acquired by iManage, Inc. iManage, Inc. has committed it will provide the resources necessary to fund ongoing operations into 2001.

4.   PROPERTY AND EQUIPMENT, NET

                                              ESTIMATED       DECEMBER 31,
                                             USEFUL LIFE    1998       1999
                                             -----------   -----       -----
Furniture and fixtures                         7 years     $  45       $  49
Purchased computer software and equipment      3 years       131         171
Leasehold improvements                         3 years        16          16
                                             -----------   -----       -----
                                                             192         236
Less accumulated depreciation                                (41)        (98)
                                                           -----       -----
                                                           $ 151       $ 138
                                                           =====       =====


Depreciation expense was $38 and $64 for 1998 and 1999, respectively.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

5.   NOTE PAYABLE

In January 1999, the Company obtained a five year, $250 note payable bearing 12.75% interest from Utah Technology Finance Corporation ("UTFC"). The note provided for interest only payments until April 1999, after which equal monthly payments of interest and principal are required until maturity on February 28, 2004. The note is collateralized by substantially all of the Company's assets, is guaranteed by an officer of the Company and may be prepaid without penalty. At December 31, 1999, the note had an outstanding principal balance of $230.

Principal payments due under the note payable as of December 31, 1999 are as follows:

     YEAR
     ----
     2000                    $44
     2001                     50
     2002                     56
     2003                     64
     2004                     16
                            ----
                            $230
                            ====


6.   STOCKHOLDERS' EQUITY

COMMON STOCK

Each share of outstanding common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of holders of all classes of stock outstanding having priority rights as to dividends. No dividends have been declared or paid on the Company's common stock through December 31, 1999.

STOCK OPTION PLAN

The Company has reserved 1,500,000 shares of common stock for issuance under the 1998 Stock Option Plan, as amended (the "Plan"). Under the Plan, the Board of Directors may issue incentive stock options to employees and nonqualified stock options to consultants or nonemployee directors of the Company. The Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term and exercise price. The options vest and are exercisable at times and increments as specified by the Board of Directors, and expire ten years from the date of grant. Options granted under the Plan generally vest and become exercisable ratably over 5 years from the date of grant.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

Activity under the Plan is as follows:

                                                                      OUTSTANDING OPTIONS
                                                         -------------------------------------------
                                                                                           WEIGHTED
                                         SHARES                                            AVERAGE
                                        AVAILABLE        NUMBER OF         EXERCISE        EXERCISE
                                        FOR GRANT          SHARES           PRICE           PRICE
                                        ---------        ---------      --------------     ---------
Shares reserved at Plan inception       1,500,000
Options granted                        (1,000,000)       1,000,000      $      0.00005     $ 0.00005
Options exercised                              --               --                  --            --
Options canceled                               --               --                  --            --
                                        ---------        ---------      --------------     ---------
Balances, December 31, 1998               500,000        1,000,000      $      0.00005     $ 0.00005

Options granted                          (498,000)         498,000      $1.00-$0.00005     $    0.10
Options exercised                              --               --                  --            --
Options canceled                               --               --                  --            --
                                        ---------        ---------      --------------     ---------
Balances, December 31, 1999                 2,000        1,498,000      $1.00-$0.00005     $    0.03
                                        =========        =========      ==============     =========


The options outstanding and currently exercisable by exercise price at December 31, 1999 are as follows:

                     OPTIONS OUTSTANDING                                OPTIONS CURRENTLY
--------------------------------------------------------------              EXERCISABLE
                                   WEIGHTED                          ------------------------
                                    AVERAGE           WEIGHTED                       WEIGHTED
                NUMBER OF          REMAINING          AVERAGE                        AVERAGE
EXERCISE         SHARES           CONTRACTUAL         EXERCISE         NUMBER        EXERCISE
  PRICE        OUTSTANDING       LIFE IN YEARS         PRICE         EXERCISABLE      PRICE
---------      -----------       -------------       ---------       -----------    ---------
$ 0.00005       1,448,000            8.66            $ 0.00005         200,000      $ 0.00005

     1.00          50,000            9.84                 1.00              --          N/A
                ---------                                              -------
                1,498,000                                              200,000        0.00005
                ---------                                              -------

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

STOCK-BASED COMPENSATION

The Company has adopted the disclosure only provision of SFAS 123. Had compensation cost been determined for options issued under the Plan based on the fair value of the options at the grant date for awards in 1998 and 1999 consistent with the provisions of SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                 PERIOD FROM
                                                  INCEPTION
                                              (FEBRUARY 5, 1997)
                                                   THROUGH
                           DECEMBER 31,           DECEMBER 31,
                       1998           1999           1999
                      -------       --------       --------
Net loss:
     As reported      $  (753)      $ (1,249)      $ (2,071)
                      -------       --------       --------
     Proforma         $  (753)      $ (1,249)      $ (2,071)
                      -------       --------       --------


As the provisions of SFAS 123 have only been applied to stock options granted since the Plan's inception in 1998, the impact of the pro forma stock compensation cost will likely continue to increase as the vesting period for the Company's options and the period over which the stock compensation is charged to expense is generally five years.

The estimated weighted average minimum value of options granted during 1998 and 1999 was $0.10 and $0.51 per share, respectively. The minimum value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions:

                                       DECEMBER 31,
                                    1998          1999
                                    ----          ----
Expected life of option             5.0           4.8
Risk-free interest rate             4.99%         4.89%
Dividends                             --            --


DEFERRED STOCK COMPENSATION

During 1998 and 1999, the Company issued options to purchase common stock to a director and certain employees totaling 1,000,000 and 498,000, respectively, under the Plan with weighted average exercise prices of $0.00005 and $0.10 per share, respectively, which are below the deemed fair value of the Company's common stock at the date of grant. The weighted average deemed fair value of the underlying common stock was $0.10 and $0.51 in 1998 and 1999, respectively. In accordance with the requirements of APB 25, the Company has recorded deferred stock based compensation for the difference between the exercise price of the stock options and the deemed fair value of the Company's stock at the date of grant. This deferred compensation is amortized to expense over the period during which the options become exercisable, which is generally five years. At December 31, 1999, the Company had recorded deferred compensation related to these options in an amount of $308 of which $8 and $55 had been amortized to expense during 1998 and 1999, respectively.

WARRANTS

On January 29, 1999, the Company issued 60,400 warrants to purchase common stock at an exercise price of $0.83 per share in connection with a $250 note payable (Note 5). No value was assigned to these warrants. The detachable warrants survive the note payable agreement and will expire the later of five years from the date of the agreement or five years from the date of repayment of the note payable.

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

During 1999, in connection with the issuance of common stock, the Company issued 900,000 warrants to purchase common stock. 450,000 warrants are exercisable at $1.25 per share and the remaining 450,000 are exercisable at $2.00 per share.

During 1999, the Company received $12 cash from an employee for a note payable. The note bore interest at 5% per year and was payable on demand. In December 1999, the note payable was converted to 12,000 shares of common stock at $1.00 per share and the Company issued 24,000 warrants to purchase common stock. 12,000 warrants are exercisable at $1.25 per share and the remaining 12,000 are exercisable at $2.00 per share. No value was assigned to these warrants.

With the exception of the 60,400 warrants issued on January 29, 1999, all warrants granted may only be exercised between October 1, 2000 and October 31, 2001. In the event that the Company enters into a binding agreement to consummate a transaction on or prior to September 30, 2000 that values the Company at $14 million or more, the warrants will expire immediately and not be exercisable. A transaction is defined as either (1) a sale of the outstanding common stock to a single purchaser, (2) a merger with a publicly traded company with a market capitalization of at least $100,000 or (3) a sale of substantially all of the Company's assets.

PERFORMANCE-BASED ISSUANCE OF COMMON STOCK

In February 1997, the Company entered into an incentive agreement with an employee. Under this agreement, the employee may be issued up to 150,000 shares of common stock upon the completion of certain performance criteria, which are linked to increases in users and sales amounts for a one year period from the date of the Company's initial sale of its core product. As of December 31, 1999, no amounts have been recorded related to this agreement as it is not considered likely the performance criteria will be achieved. Upon a change in control of the Company, the employee's right to these shares vests immediately and in full as if all of the performance criteria had been met. In connection with the acquisition discussed in Note 10, these rights became fully vested.

ANTI-DILUTION AGREEMENT WITH STOCKHOLDER-DIRECTOR

As of September 24, 1998, an officer of the Company owed an unrelated individual $50. The Company issued 566,800 shares of common stock at $0.09 per share in exchange for the right to this note receivable. The note was subsequently paid by the officer prior to December 31, 1998.

In connection with the issuance of this common stock, the purchaser became a director of the Company and obtained an anti-dilution agreement from the Company. The agreement gives the director the right to 10% of the Company's outstanding common stock. In the event of future issuances of common stock, the director is entitled, for no consideration, to the additional shares required to maintain 10% of the Company's outstanding common stock, not to exceed a total of 1,000,000 shares.

On September 21, 1999, the Company issued the director 433,200 shares of common stock in accordance with this anti-dilution agreement due to the issuance of common stock to new investors. As a result of the additional issuance, the director owns 1,000,000 shares of common stock at December 31, 1999.

7.   INCOME TAXES

As of December 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $223 which begin to expire in 2019. Realization of the related deferred tax asset is dependent on generating sufficient taxable income prior to the expiration of the carryforwards. A full valuation allowance has been recorded for the deferred tax asset as the Company has yet to generate sufficient income.


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

THOUGHTSTAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

8.   RELATED PARTY TRANSACTIONS

The President and stockholder of the Company elected to forgo salary owed to him for services rendered during 1998 and 1999. Had the officer required payment, the Company would have recorded additional compensation expense of $150 and $113 for 1998 and 1999, respectively.

During 1998, the Company sold new property and equipment to an employee for a note receivable of $1. The note was repaid in 1999.

Also during 1998, the Company loaned $1 to a relative of an officer of the Company. The amount was repaid through consulting services provided by the relative during 1999.

9.   401(k) PLAN

The Company sponsors an employee savings and retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible employees, at least 21 years old and having completed 1 hour of service, may contribute up to 15% of eligible compensation, subject to annual limitations, and are fully vested in their own contributions. The Company makes matching contributions of $1.00 per $1.00 contributed by participants up to 3% of eligible compensation. During 1998 and 1999, the Company made matching contributions of $7 and $9 respectively.

10.  SUBSEQUENT EVENTS

On January 11, 2000, the Company issued 400,000 shares of common stock for $400 cash.

On June 21, 2000, the Company was acquired by iManage, Inc., a publicly traded company based in San Mateo, California for cash and stock.

For the period from inception (February 5, 1997) through December 31, 1999, the Company's principal stockholder (and President) advanced funds to the Company. At December 31, 1998 and 1999, the net amount due the stockholder was $881 and $956, respectively. In February 2000, in connection with an equity funding, the stockholder was required to convert his net advance to equity.


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